UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2005

Citibank Omni-S Master Trust

(Exact Name of Registrant as Specified in Charter)

New York	000-24776	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Citi Omni-S Finance LLC 701 East 60th St., North P.O. Box 6034, MC1251, Room A Sioux Falls, South Dakota	57117
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (605) 331-2671

                                                                                     Not Applicable

(Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.       OTHER EVENTS

Pursuant to Section 12.04 of the Pooling and Servicing Agreement, dated as of July 31, 1994, as amended (the "Pooling Agreement"), among Citi Omni-S Finance LLC (as successor to SRFG, Inc.) (the "Seller"), The Bank of New York (as successor trustee to Bank One, National Association (formerly The First National Bank of Chicago)) (the "Trustee") and Citibank (South Dakota), National Association (as successor to Sears, Roebuck and Co.), as Servicer (the "Servicer"), the Seller has elected to effect a Defeasance (as defined in the Pooling Agreement) with respect to Series 1996-5, Series 2000-4, Series 2001-1, Series 2001-3, Series 2002-2, Series 2002-3 and Series 2002-5 by entering into the Defeasance Trust Agreement Series 1996-5, the Defeasance Trust Agreement Series 2000-4, the Defeasance Trust Agreement Series 2001-1, the Defeasance Trust Agreement Series 2001-3, the Defeasance Trust Agreement Series 2002-2, the Defeasance Trust Agreement Series 2002-3 and the Defeasance Trust Agreement Series 2002-5, each by and among the Seller, the Servicer, the Trustee and The Bank of New York as securities intermediary (in such capacity the “Securities Intermediary”) and as paying agent (in such capacity, the “Paying Agent”) and each dated as of December 6, 2005, by establishing certain principal funding accounts and interest funding accounts and crediting certain property and amounts to such accounts. Each of the above-mentioned Defeasance Trust Agreements is attached hereto as Exhibits 4.1 through 4.7, respectively.

Pursuant to Section 6.16 of the Pooling Agreement, approximately $200,135,000 principal amount of investor certificates (or interests therein) owned by the Seller were cancelled by the Trustee, effective as of December 2, 2005. Simultaneously with such cancellation, the Seller Interest (as defined in the Pooling Agreement) was increased by the amount of such cancelled investor certificates (or interests therein). The notice from the Seller to the Trustee that is required pursuant to Section 6.16 of the Pooling Agreement and that identifies the amount of each series and class of investor certificates (or interests therein) that was cancelled is attached hereto as Exhibit 20.1.

Simultaneously with each Defeasance described above, and pursuant to Section 6.16 of the Pooling Agreement, approximately $257,826,485 principal amount of investor certificates (or interests therein) owned by the Seller were cancelled by the Trustee, effective as of December 6, 2005. Simultaneously with such cancellation, the Seller Interest (as defined in the Pooling Agreement) was increased by the amount of such cancelled investor certificates (or interests therein). The notice from the Seller to the Trustee that is required pursuant to Section 6.16 of the Pooling Agreement and that identifies the amount of each series and class of investor certificates (or interests therein) that was cancelled is attached hereto as Exhibit 20.2.

Following each Defeasance and the cancellation of the certificates described above, and pursuant to the terms of Reassignment No. 14 of Receivables, dated as of December 6, 2005 ("Reassignment No. 14"), by and between the Seller and the Trustee and Section 12.04 of the Pooling Agreement, the Seller has caused (i) all of the receivables held by the Trustee for the Citibank Omni-S Master Trust to be removed from the Citibank Omni-S Master Trust and (ii) all other assets held by the Trustee pursuant to the Pooling Agreement (other than assets held by the Trustee in connection with any Defeasance described above) to be returned to the Seller. The Seller Interest (as defined in the Pooling Agreement) has been reduced to zero in connection with such reassignment. Reassignment No. 14 is attached hereto as Exhibit 4.8.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

4.1	Defeasance Trust Agreement Series 1996-5, dated as of December 6, 2005.
4.2	Defeasance Trust Agreement Series 2000-4, dated as of December 6, 2005.
4.3	Defeasance Trust Agreement Series 2001-1, dated as of December 6, 2005.
4.4	Defeasance Trust Agreement Series 2001-3, dated as of December 6, 2005.
4.5	Defeasance Trust Agreement Series 2002-2, dated as of December 6, 2005.
4.6	Defeasance Trust Agreement Series 2002-3, dated as of December 6, 2005.
4.7	Defeasance Trust Agreement Series 2002-5, dated as of December 6, 2005.
4.8	Reassignment No. 14 of Receivables, dated as of December 6, 2005.
20.1	Notice to Trustee regarding cancellation of certain Investor Certificates (or interests therein) on December 2, 2005.
20.2	Notice to Trustee regarding cancellation of certain Investor Certificates (or interests therein) on December 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK OMNI-S MASTER TRUST
(Registrant)

By: Citi Omni-S Finance LLC
as Seller

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: President

Dated: December 7, 2005